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                                                                 EXHIBIT 10.27.1

                               FIRST AMENDMENT TO
                                 LEASE AGREEMENT

            FIRST AMENDMENT TO LEASE AGREEMENT ("First Amendment"), dated as of September 22, 1995, between TriNet Essential Facilities X, Inc. ("Landlord") and Caterair International Corporation ("Tenant").

                                    RECITALS

            A. Tenant and Landlord have previously entered into that certain Lease Agreement, dated as of May 15, 1993 (as previously or hereafter amended from time to time, the "Lease Agreement"), relating to properties set forth on Exhibit A hereto.

            B.  The parties hereto desire to amend the Lease Agreement.

            NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

            1.  DEFINITIONS

            1.1 In addition to the terms defined herein, capitalized terms used in this First Amendment shall have the respective meanings ascribed to them in the Lease Agreement.

            1.2 Annex I to the Lease Agreement is hereby amended by adding the following terms thereto in their proper alphabetical sequence:

            "Consolidated Cash Interest Expense" means, for any period, the aggregate of all cash interest expense for such period with respect to all outstanding indebtedness of SCIS and its subsidiaries on a consolidated basis and Tenant and its subsidiaries on a consolidated basis, determined in conformity with GAAP.

            "Consolidated EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes for such period of SCIS and its subsidiaries on a consolidated basis and Tenant and its subsidiaries on a consolidated basis paid or accrued in conformity with GAAP (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (iii) Consolidated Interest Expense for such period and (iv) Consolidated Non-cash Charges for such period of SCIS and its subsidiaries on a consolidated basis and Tenant and its subsidiaries on a consolidated basis, determined in conformity with GAAP.
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            "Consolidated Interest Expense" means, for any period, the sum
      (without duplication) of (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding indebtedness of SCIS and its subsidiaries on a consolidated basis and Tenant and its subsidiaries on a consolidated basis, including the net costs associated with interest swap obligations and capitalized interest, determined in conformity with GAAP and (ii) the interest component of capitalized lease obligations paid, accrued and/or scheduled to be paid or accrued during such period by SCIS and its subsidiaries on a consolidated basis and Tenant and its subsidiaries on a consolidated basis, determined in conformity with GAAP.

            "Consolidated Net Income" means, for any period, the aggregate net income (or loss) for such period of SCIS and its subsidiaries on a consolidated basis and Tenant and its subsidiaries on a consolidated basis, determined in conformity with GAAP; provided, that there shall be excluded therefrom (a) gains and losses from sales of property or assets other than in the ordinary course of business, or abandonments or reserves relating thereto and the related tax effects and (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP. Notwithstanding the foregoing, in calculating Consolidated Net Income (i) charges incurred in connection with the consummation of the transactions contemplated by the Master Agreement dated as of April 26, 1995, as amended (the "Master Agreement") among Onex Food Services, Inc., Caterair Holdings Corporation and Tenant (including, without limitation, (A) severance payments and other employee costs and
      (B) external consulting services primarily associated with the implementation of labor savings programs) shall not be deducted therefrom and (ii) the goodwill and the increases in amortization and depreciation resulting from the consummation of the transactions contemplated by the Master Agreement shall not be deducted therefrom.

            "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses for such period of SCIS and its subsidiaries on a consolidated basis and Tenant and its subsidiaries on a consolidated basis reducing Consolidated Net Income, determined in conformity with GAAP (excluding any such expenses constituting an extraordinary item or loss or any such expense which requires an accrual of or a reserve for cash charges for any future period).

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of September 22, 1995, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

            "SCIS" means SC International Services, Inc., a Delaware corporation.


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            2.  WAIVER

            Landlord hereby waives any and all defaults existing on the date hereof arising from Section 8, 15(k) and 15(l) of the Lease Agreement and the right to exercise any remedies as a consequence thereof.

            3.  FIRST AMENDMENT TO LEASE AGREEMENT

            The Lease Agreement is, effective as of the date hereof, amended as follows:

            3.1 Section 4 of the Lease Agreement is hereby amended and restated in its entirety to read as follows:

                  "4.   RENTAL:

                  A. Tenant agrees to pay fixed rent ("Fixed Rent") to Landlord without notice, by check sent to Landlord at such address as shall be provided by Landlord to Tenant, provided that such check shall be received by Landlord in sufficient time that the funds will be received by the Fixed Rent due date, or to such other persons or place as may be provided by written notice from the person then entitled to receive the Fixed Rent, in equal installments in advance on or before the first day of each month as specified in the Basic Lease Information.

                  If Fixed Rent is not paid when due, interest shall accrue thereon at the Overdue Rate until payment is made. Tenant hereby acknowledges that the late payment by Tenant to Landlord of Fixed Rent, Additional Rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Fixed Rent or any other sum due to Landlord from Tenant shall not have been received by Landlord or Landlord's designee within fifteen (15) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to two percent (2%) of such overdue amount, together with interest on such overdue amount at the Overdue Rate. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder; provided that nothing contained herein shall relieve Landlord of a duty to mitigate damages under applicable law.


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                  B. The Fixed Rent for each Renewal Term shall be payable in equal monthly installments in advance on or before the first day of each month as provided in the Basic Lease Information.

                  C. If, on or before the first day of any calendar quarter commencing on April 1, 1998 up to and including April 1, 2001 (each, an "Initiating Date"), Tenant delivers a written notice to Landlord (an "Investment Improvement Notice") stating that Tenant or any of SC International Services, Inc. ("SCIS"), Sky Chefs, Inc. ("Sky Chefs") Onex Food Services, Inc. ("OFSI") or Caterair International, Inc. (II) ("CII" and together with SCIS, Sky Chefs and OFSI, the "Guarantors") currently has a BBB- or better investment grade credit rating from Standard & Poor's Corporation and a Baa3 or better investment grade credit rating from Moody's Investors Service, Inc. for its senior debt obligations, then:

            (i) Subject to Section 4.F. hereof, on the first day of the next calendar quarter following the Initiating Date, the annual Fixed Rent shall be reset to equal the Fixed Rent on the Initiating Date less an amount equal to the Purchase Price multiplied by the lesser of (a) 1.0%, or (b) the difference between (x) the Fixed Rent on the Initiating Date (calculated as a percentage of the Purchase Price), and (y) the yield for 10-year Treasury bills plus 275 basis points. The yield for use in the foregoing calculation will be as shown in the Treasury Constant Maturity Series in statistical release H.15(519) of the Federal Reserve Board; or if that release is unavailable, a comparable publication.

            (ii) Subject to Section 4.F. hereof, the annual Fixed Rent specified in the Basic Lease Information shall be increased at the end of every 30-month period measured from the Initiating Date by an amount equal to the annual Fixed Rent prior to such increase multiplied by the greater of 5.72028% or 56.25% of the increase in the CPI over the prior 30-month period. Such increase in the Fixed Rent shall not be greater than 11.632519% of the annual Fixed Rent immediately prior to the increase.

                  D. If, on an Initiating Date, Tenant delivers an Investment Improvement Notice stating that Tenant or any of the Guarantors currently has an A- or better investment grade credit rating from Standard & Poor's Corporation and an A3 or better investment grade credit rating from Moody's Investors Service, Inc. for its senior debt obligations.

            (i) Subject to Section 4.F. hereof, on the first day of next calendar quarter following the Initiating Date, the annual Fixed Rent shall be reset to equal the Fixed Rent on the Initiating Date less an amount equal to the Purchase Price multiplied by the lesser of (a) 2.0%, or (b) the difference between (x) the Fixed Rent on the Initiating Date (calculated as a


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                  percentage of the Purchase Price) and (y) the yield,
                  determined as provided above, for 10-year Treasury obligations plus 225 basis points.

            (ii) Subject to Section 4.F. hereof, the annual Fixed Rent specified in the Basic Lease Information shall be increased at the end of every 30-month period measured from the Initiating Date by an amount equal to the annual Fixed Rent prior to such increase multiplied by the greater of 5.72028% or 56.25% of the increase in the CPI over the prior 30-month period. Such increase in the Fixed Rent shall not be greater than 11.632519% of the annual Fixed Rent immediately prior to the increase.

            E. If, on an Initiating Date, Tenant delivers an Investment Improvement Notice stating that Tenant or any of the Guarantors currently has either of the required investment grade ratings indicated in subparagraphs C and D, but not both, then:

            (i) Subject to Section 4.F. hereof, on the first day of the next calendar quarter following the Initiating Date, the annual Fixed Rent shall be reset to equal the Fixed Rent on the Initiating Date less an amount equal to the Purchase Price multiplied by the lesser of (a) 1.5%, or (b) the difference between (x) the Fixed Rent on the Initiating Date (calculated as a percentage of the Purchase Price) and (y) the yield, determined as provided above, for 10-year Treasury obligations plus 250 basis points.

            (ii) Subject to Section 4.F. hereof, the annual Fixed Rent specified in the Basic Lease Information shall be increased at the end of every 30-month period measured from the Initiating Date by an amount equal to the annual Fixed Rent prior to such increase multiplied by the greater of 5.72028% or 56.25% of the increase in the CPI over the prior 30-month period. Such increase in the Fixed Rent shall not be greater than 11.632519% of the annual Fixed Rent immediately prior to the increase.

                  In no event shall the calculation required by subparagraphs C(i), D(i) and E(i) above result in an increase in Fixed Rent."

            F. During the 60 calendar day period following an Initiating Date, Landlord may, in its sole discretion, deliver a written notice (the "Put Notice") to Tenant stating that Tenant shall have the option to purchase (the "Put Option Notice") the Premises at a purchase price equal to 110% of the Purchase Price or to continue to lease the Premises without reduction in the Fixed Rent. The Put Option Notice shall be given at any time within the 30 calendar day period commencing on the date of delivery of a Put Notice by delivery of a written notice (the "Exercise Notice") to Landlord of Tenant's intention to purchase the Premises. If Landlord or any of its affiliates shall have delivered a Put Notice under any other lease between Landlord or any of its affiliates and Tenant or any of its affiliates, then Tenant must deliver the


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       Exercise Notice under such other leases if it delivers an Exercise Notice hereunder and must refrain from delivering an Exercise Notice under such other leases if it does not deliver an Exercise Notice under this Lease. Upon receipt of an Exercise Notice, Landlord shall be legally obligated to sell the Premises to Tenant on the terms described above and Tenant shall be legally obligated to buy the Premises on the terms described above. The closing of the purchase and sale pursuant to the exercise of such Option shall occur within 30 business days of delivery of the Exercise Notice. At such closing, Landlord shall assign to Tenant or its designee, pursuant to mutually acceptable definitive documentation, all of the Premises, free and clear of any liens or encumbrances derived from an act or omission of Landlord and which pursuant to the terms of the Lease is not required to be discharged by Tenant, upon receipt of payment of the Option Purchase Price in immediately available funds. Upon consummation of such purchase and sale, pursuant to the exercise of such option, this Lease Agreement shall terminate. If Landlord delivers the Put Notice and the Exercise Notice is not delivered within the 30-day period commencing on the date of a Put Notice, then the Fixed Rent shall not be adjusted in accordance with either of Section 4.C, 4.D or 4.E hereof. Moreover, if an Exercise Notice is delivered but the sale of the Premises is not closed, then there shall be no reduction or adjustment in the Fixed Rent.

            3.2 Section 15 of the Lease Agreement is hereby amended and restated in its entirety to read as follows:

                  "15.  DEFAULT: Events of Default

                  The following events, following the expiration of the applicable cure periods, in this Paragraph are sometimes referred to as an "Event of Default":

            (a) If default shall be made in the payment of Fixed Rent and such default shall continue for five (5) business days after notice from Landlord (provided that after giving one such notice, any such default occurring within 12 months shall become an Event of Default without the giving of notice) or if default shall be made in the payment of Additional Rent or in the payment of any other sum required to be paid by Tenant under this Lease or the payment to Landlord of any other sum due under the terms of any other agreement between Landlord and Tenant;

            (b) If default shall be made in the observance or performance of any of the other covenants in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant, or if a default involves a hazardous condition and is not cured by Tenant immediately; provided, however, the time allowed Tenant (except in the instance of hazardous conditions or conditions which expose Landlord to criminal liability) within which Tenant is permitted to cure the same shall be extended for such period as may be


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                  necessary for the curing provided Tenant is continuously,
                  diligently and in good faith prosecuting such cure;

            (c) If any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect in any material respect when made;

            (d) If the interests of Tenant in this Lease shall be levied on under execution or other legal process and same is not removed or stayed within thirty (30) days;

            (e) If any voluntary petition of bankruptcy or for corporate reorganization or for the appointment of a receiver or any similar relief shall be filed by Tenant;

            (f) If any involuntary petition of bankruptcy shall be filed against tenant under any Federal or State bankruptcy or insolvency act and shall not have been dismissed within ninety
                  (90) days of the filing thereof;

            (g) If a receiver shall be appointed for Tenant or any of the property of Tenant by any court and any such receiver shall not have been discharged within ninety (90) days from the date of his appointment;

            (h) If Tenant shall make an assignment for the benefit of creditors;

            (i) If Tenant shall admit, in writing, Tenant's inability to meet Tenant's debts as they mature;

            (j)   If Tenant shall abandon the Premises;

            (k)   If:   (i)   there are any outstanding obligations under the
                              Credit Agreement, dated as of September 29, 1995, by and among Tenant, Onex Food Services, Inc.,
                              SCIS, Caterair Holdings Corporation, various Banks
                              (the "Lenders"), Bankers Trust Company, Morgan
                              Guaranty Trust Company of New York and Goldman,
                              Sachs & Co., as Co-Arrangers, Goldman, Sachs &
                              Co., as Documentation Agent, Bankers Trust
                              Company, as Syndication Agent, and Morgan Guaranty
                              Trust Company of New York, as Administrative Agent
                              (the "Agent"), and The Bank of New York, as
                              Co-Agent (as the same may hereafter be amended or restated or otherwise modified from time to time, including any refinancing thereof, the "Credit
                              Agreement"), then the acceleration of the maturity of any amounts due under the Credit


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                              Agreement by the Agent or the Lenders shall
                              constitute an Event of Default hereunder; or

                        (ii) there are no outstanding obligations under the Credit Agreement, then any default shall occur in the payment of any outstanding indebtedness of $10,000,000 or more, or such lesser indebtedness as shall be material to the financial condition of Tenant;

            (l) If the net worth of SCIS determined in accordance with GAAP (as defined in the Indenture referred to below) shall be less than $35,000,000;

            (m) If the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense, for any 12-month period ending on March 31, June 30, September 30 or December 31 in any year, commencing with the 12-month period ending on September 30, 1996, shall be less than that set forth below for any of the following periods:

                  12-Month Period Ending                Ratio
                  ----------------------                -----

                  9/30/96, 12/31/96, 3/31/97,
                    6/30/97 or 9/30/97                 1.75:1.0

                  12/31/97 and each March 31,
                   June 30, September 30 and
                   December 31 thereafter              2.00:1.0

            (n) If a final judgment shall be entered in an amount greater than $5,000,000 which creates a default under any mortgage, lease or loan agreement of Tenant, or which affects Landlord's interest in the Premises; or

            (o) If an Event of Default shall occur under any other lease between Landlord and Tenant dated as of the date hereof.

                  Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues the Landlord, at its option and with or without notice or demand of any kind to Tenant or any other person, but subject to Paragraph 16F hereof may have any one or more of the remedies provided in this Paragraph 15 or elsewhere in this lease, in addition to all other remedies and rights provided at law or in equity."


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            3.3  Section 19 of the Lease Agreement is hereby amended and restated in its entirety to read as follows:

            "19. NOTICES: Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by overnight delivery or overnight courier delivery or facsimile transmission with a confirmation copy sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:

            To Landlord:

            TriNet Corporate Realty Trust, Inc.
            Four Embarcadero Center, Suite 3150
            San Francisco, California 94111
            Attention: Mr. Mark S. Whiting

            With a copy to:

            Day, Berry & Howard
            260 Franklin Street
            Boston, Massachusetts 02110

            Attention: Lewis A. Burleigh, Esq.

            To Tenant:

            Caterair International Corporation
            6550 Rock Spring Drive
            Bethesda, Maryland 20817
            Attention: Law Department

            With copies to:

            Onex Food Services, Inc.
            c/o Sky Chefs, Inc.
            524 East Lamar
            Arlington, Texas 76011
            Attention: President

            and


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            Kaye, Scholer, Fierman, Hays & Handler
            425 Park Avenue
            New York, New York 10022
            Attention: Joel I. Greenberg, Esq.

            To Agent:

            Morgan Guaranty Trust Company of New York
            60 Wall Street
            New York, New York 10264-0060
            Attention: Stephen King

            With a copy to:

            White & Case
            1155 Sixth Avenue
            30th Floor
            New York, New York 10036

            Attention: Eric Berg, Esq.

      Any party listed in this paragraph 19 may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it."

            3.4 Section 21 of the Lease Agreement is hereby amended and restated in its entirety to read as follows:

                  "21.  MECHANICS' LIENS:

                  Liens and Right of Contest. (a) Tenant shall not suffer or permit any mechanic's lien or other lien to be filed or recorded against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant other than the grant by Tenant of a mortgage or security interest in Tenant's rights hereunder and the grant by each of Tenant, or CII or Sky Chefs of any or all of their respective rights under the sublease between Tenant or CII or Sky Chefs in favor of Agent on behalf of the other Lenders under the Credit Agreement (the "Credit Agreement Liens"). If any such mechanic's lien or other lien shall at any time be filed or recorded against the Premises (other than the Credit Agreement Liens), or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing or recording of the same. However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before thirty (30) days prior to the due date thereof (but in no event later than 30 days after the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same;


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      (ii) on or before the due date thereof, if Landlord reasonably deems
      Tenant to be financially insecure or if any mortgagee or Trust Deed holder of Landlord so requires, deposit with Landlord security (in form and content reasonably satisfactory to Landlord or Landlord's mortgagee or trust deed holder) for the payment of the full amount of such lien and, from time to time, deposit additional security or indemnity so that, at all times, adequate security or indemnity will be available for the payment of the full amount of the lien together with all interest, penalties, costs and charges accrued or accumulated thereon.

                  If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant's contest. However, if Landlord pays for the discharge of a lien or any part thereof from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Overdue Rate, shall be repaid by Tenant to Landlord on demand by Landlord. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge same as above provided.

                  (b) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

                  (c) Tenant shall not create, permit or suffer, and, subject to the provisions of Section 21(a) hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or


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      become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom; provided that this
      Section 21(c) shall not apply to the Credit Agreement Liens."

            3.5 Section 25 of the Lease Agreement is hereby amended and restated in its entirety to read as follows:

                  "25. SUBLETTING/ASSIGNMENT: Tenant shall have the right to sublease all or any part of the Premises or assign its interest hereunder, provided that Tenant shall remain primarily liable under this Lease without regard to any sublease or assignment, and provided further that any profit realized upon subletting or assignment shall be the property of Tenant. Tenant shall not mortgage its interest hereunder and any purported mortgage thereof shall be void other than the Credit Agreement Liens."

            3.6 The Lease Agreement is hereby amended by adding the following at the end thereof, to read in its entirety as follows:

            "29. LEASEHOLD MORTGAGE PROTECTIONS.

      (a) Notwithstanding anything to the contrary contained in Section 16F hereof, in the event a default by Tenant occurs in the performance or observance of any term, covenant, condition, or agreement on Tenant's part to be performed under this Lease (other than a term, covenant, condition or agreement requiring the payment of a sum of money) which cannot practicably be cured by the Agent without taking possession of the Premises, or if such default is of such a nature that the same is not susceptible of being cured by the Agent, then Landlord shall not serve a notice of election to terminate or otherwise exercise remedies under or in respect of this Lease pursuant to the terms thereof, or otherwise terminate the leasehold estate or any other estate, right, title or interest of Tenant hereunder by reason of such default without allowing the Agent reasonable time (not to exceed 90 days) within which:

            (i) In the case of a default which cannot practically be cured by Tenant without taking possession of the Premises, to obtain possession of the Premises as mortgagee (through the appointment of a receiver or otherwise), and, upon obtaining possession, to commence promptly and diligently prosecute to completion such action as may be necessary to cure such default; and

            (ii) In the case of a default which is not susceptible of being cured by the Agent, to commence promptly and diligently prosecute to completion foreclosure proceedings or to acquire Tenant's estate hereunder, either in its own name or through a nominee, by assignment in lieu of foreclosure.


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

                  The Agent shall not be required to continue to proceed to obtain possession, or to continue in possession as mortgagee, of the Premises pursuant to clause (i) above, or to continue to prosecute foreclosure proceedings pursuant to clause (ii) above, if and when such default shall be cured. Nothing herein shall preclude Landlord from exercising any of its rights or remedies with respect to any other default by Lessee during any period when Landlord shall be forebearing termination of this Lease as above provided, but in such event the Agent shall have all of the rights and protections hereinabove provided for. If the Agent, or its nominee, or a purchaser at a foreclosure sale, shall acquire title to Lessee's leasehold estate hereunder, and shall cure all defaults of Tenant hereunder which can be cured by the Agent, or by such purchaser, as the case may be, then the defaults of any prior holder of Tenant's leasehold estate or any other estate, right, title or interest hereunder which are not susceptible of being cured by the Agent (or by such purchaser) shall no longer be deemed to be defaults hereunder.

      (b) In the event (i) this Lease is terminated by reason of Tenant's default hereunder, or (ii) this Lease is disaffirmed in the event of Tenant's bankruptcy, then, within ten (10) days after such termination (which term as used herein shall include a disaffirmance) Landlord shall give notice to the Agent that this Lease has been terminated, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord, and the Agent, by notice to Landlord, thereupon may request Landlord to enter into a new lease of the premises and Landlord shall enter into a new Lease (the "New Lease") with the Agent (or its nominee), within 60 days after the giving of such notice by the Agent provided that the Leasehold Mortgagee shall have cured or caused to be cured any defaults of Tenant existing at the date of termination that are susceptible of being cured. The New Lease shall commence and rent and all obligations of the Tenant under the New Lease shall accrue, as of the date of termination of this Lease. The term of the New Lease shall continue for the period which would have constituted the remainder of the term of this Lease had this Lease not been terminated, and shall be upon all of the terms, covenants, conditions, conditional limitations, and agreements contained herein which were in force and effect immediately prior to the termination of this Lease. The New Lease, and this covenant, shall be superior to all rights, liens, estates, titles and interests, other than those to which this Lease shall have been subject immediately prior to termination and those matters to which this Lease may, by its terms, become subject. The provisions of the immediately preceding sentence shall be self-executing, and Landlord shall have no obligation to do anything (other than to execute such New Lease as herein provided) to assure to the Agent or to the tenant under the New Lease good title to the leasehold estate and the other estates, rights, titles and interests granted hereby. Simultaneously therewith, Landlord shall subject to any rights of tenant, pay over to the Agent all monies on deposit with Landlord, if any, which Tenant would have been entitled to use but for the termination of this Lease for the purposes of and in accordance with the provisions of the New Lease. The Agent shall, simultaneously with the delivery of the New Lease, pay to Landlord
            (1) all Rent and other sums of money due under this Lease on the date of termination of this Lease and remaining unpaid; plus (2) all Rent and other sums of money due under the New Lease for the period from the date of commencement of the term thereof to the date of delivery of the New Lease; plus (3) all costs and expenses, including reasonable attorneys' fees, court costs, and litigation expenses, incurred by Landlord in connection with termination of this Lease, the recovery of possession of the Premises, putting the premises in good condition and repair, and the preparation, execution and delivery of such New Lease.

      (c) If the Agent forecloses upon or otherwise acquires all or part of Tenant's leasehold interest, the transfer to the Agent shall not require Landlord's consent and the Agent shall be permitted to transfer the acquired interest but only with Landlord's prior consent which consent shall not be unreasonably withheld or delayed and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in such Lease contained on Tenant's part to be performed and observed from and after the date of such assignment; provided that the assignee shall have assumed such Lease.

      (d) Landlord and Tenant shall not enter into any amendments, modifications or supplements to this Lease without the prior consent of the Agent if such amendment, modification or supplement could reasonably be expected to have a material adverse effect on the interest of the Agent under the Lease."

            4.    REMEDIAL WORKS

            4.1 Tenant hereby agrees to perform the necessary remedial work with respect to the matters described in Mark Malardino's letter to Tenant, dated September 14, 1995, to complete such work on or before January 31, 1996 and to deliver on or before September 29, 1995 a cash deposit or a clean irrevocable letter of credit in favor of Landlord (which letter of credit shall expire on March 31, 1996, unless otherwise mutually agreed by Tenant and Landlord) in an aggregate amount of $1,000,000 to secure performance of such remedial work to the premises identified in the Leases set forth in Schedule 1 hereto. Upon completion of such remedial work by Tenant, Landlord shall remit the cash deposit to Tenant or the letter of credit shall expire, as the case may be. If the remedial work is not substantially completed by Tenant by January 31, 1996, Landlord may complete such work and may use such cash deposit or draw on the letter of credit from time to time, in an amount or amounts necessary to reimburse Landlord for the monies expended by Landlord to perform such work plus a fee equal to 10% of such cost. Landlord shall deliver to Tenant a written request to draw on the letter of credit which details the uses of the monies so expended.

Tenant shall respond to such request within five (5) days business days and permit Landlord to draw on such letter of credit. Landlord shall remit the balance to Tenant upon completion of such remedial work.

            5.  REFERENCE TO AND EFFECT ON THE LEASE DOCUMENTS

            5.1 Upon the effectiveness of this First Amendment, from and after the date hereof, each reference in the Lease Agreement to "this Lease Agreement," "hereunder," "hereof," or words of like import referring to the Lease Agreement, and each reference in the related documents to "the Lease Agreement," "thereunder," "thereof" or words of like import shall mean and be a reference to the Lease Agreement, as amended hereby.

            5.2 Except as specifically amended above, the Lease Agreement, and all related documents are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

            5.3 Except as provided herein, the execution and delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of Landlord under the Lease Agreement.

            6.  MISCELLANEOUS

            6.1 This First Amendment may be executed in any number of counterparts, each of which shall, collectively and separately, constitute one agreement.

            6.2 In all respects, including all matters of construction, validity and performance, this First Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to principals thereof regarding conflict of laws, and any applicable laws of the United States of America.

            6.3 THIS FIRST AMENDMENT AND THE LEASE AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            IN WITNESS WHEREOF, this First Amendment has been duly executed and is effective as of the date first above written.

                               TRINET ESSENTIAL FACILITIES X, INC.

                               By: /s/ Charles S. Swanson
                                   -------------------------------
                                   Name: Charles S. Swanson
                                   Title: Vice President

                               CATERAIR INTERNATIONAL CORPORATION

                               By: /s/ Michael De Santis
                                   -------------------------------
                               Name:  Michael De Santis
                               Title: Vice President

                                   SCHEDULE I

Each Lease Agreement was made by and between Caterair International Corporation and the respective Landlord listed below and is dated as of May 15, 1993. The numbers in parentheses indicate identification numbers located on the Lease Agreements themselves.

           Landlord                        Property

           TriNet Essential Facilities   (#368) Burlingame, CA
             VIII R, Inc.

           TriNet Essential Facilities   (#701) Millbrae, CA
             VIII R, Inc.

           TriNet Essential Facilities   (#376) Philadelphia, PA
             X, Inc.

           TriNet Essential Facilities   (#318) Seattle, WA
             VIII R, Inc.

           TriNet Essential Facilities   (#397) Bloomington, MN
             VIII R, Inc.

           TriNet Essential Facilities   (#303) Reno, NV
             VIII R, Inc.

           TriNet Essential Facilities   (#351) Astoria, NY
             X, Inc.

           TriNet Essential Facilities   (#375) Astoria, NY
             X, Inc.

           TriNet Essential Facilities   (#361) Miami, FL
             VIII R, Inc.

           TriNet Essential Facilities   (#366) Miami, FL
             VIII R, Inc.

           TriNet Essential Facilities   (#702) Miami, FL
             VIII R, Inc.

           TriNet Essential Facilities   (#479) Orlando, FL
             X, Inc.

                                   EXHIBIT A                    #479 Orlando, FL

All that certain real property situated in Orange County, State of Florida, and described as follows:

Commence at a railroad spike marking the Northeast corner of Section 31, Township 23 South, Range 30 East, Orange County, Florida; thence South 89 degrees 44' 44" West (bearings are based on U.S.C. & G.S. Plane Coordinate System, East Zone of Florida, 1927 N.A.D.), along the Northerly boundary of said
Section 31 (being also the baseline of McCoy Road) 988.22 feet to a point; thence South 00 degrees 13' 46" East, 490.00 feet along the West line of Block "A", CASTLE TERRACE, recorded in Plat Book "V" Page 115, Public Records of Orange County, Florida, to a point on the South right of way of Collingswood Drive for a point of beginning; thence continue South 00 degrees 13' 46" East,
836.26 feet to the South line of the West 1/2 of the West 1/2 of the NE 1/4 of the NE 1/4 of said Section 31; thence South 89 degrees 39' 05" West, 329.20 feet along said South line; thence North 00 degrees 09' 41" West, 353.16 feet along the West line of the West 1/2 of the West 1/2 of the NE 1/4 of the NE 1/4 of said Section 31, thence North 89 degrees 39' 05" East, 289.78 feet; thence North 00 degrees 13' 46" West 483.15 feet; thence North 89 degrees 44' 44" East, 30.00 feet to the point of beginning.